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                                                                   EXHIBIT  99.1



                   [MORGEN-WALKE ASSOCIATES, INC. LETTERHEAD]



NEWS RELEASE


                                        FOR:  SUIZA FOODS CORPORATION

                                        CONTACT:  J. Michael Lewis
                                                  VP, Treasurer
                                                  Barry Fromberg
                                                  Chief Financial Officer
                                                  (214) 528-9922


FOR IMMEDIATE RELEASE

                                                  Morgen-Walke Associates:
                                                  June Filingeri, John Blackwell
                                                  Media contact: Miriam Adler
                                                  (212) 850-5600



                      SUIZA FOODS ANNOUNCES ACQUISITION OF
                            BROUGHTON FOODS COMPANY


          DALLAS, Texas, September 11, 1998 -- Suiza Foods Corporation (NYSE:SZA) today announced that it has signed a definitive agreement to acquire Broughton Foods Company (Nasdaq:MILK) in a cash transaction for $19.00 per share of common stock outstanding. The transaction, which also includes the assumption of appropriately $13 million in net debt, has a total value of approximately $123 million, including transaction costs. The acquisition will enable Suiza to significantly strengthen its market position in several key Midwestern and Southern regions as well as its share of the ultra high temperature ("UHT") creams market.

          Broughton Foods Company is a leading manufacturer and distributor of fresh and UHT milk, ice cream and other UHT dairy products in Michigan, Ohio, West Virginia, Kentucky, Tennessee and parts of the eastern U.S. Since becoming a public company in December 1997, Broughton has achieved substantial sales growth. Due to its acquisition efforts, Broughton's current annual revenue is approximately $200 million.

          The merger transaction has been approved by the Board of Directors of each of the companies and is subject to customary conditions, including the receipt of certain governmental approvals and the approval of Broughton shareholders. Broughton will solicit approval of the merger only pursuant to a proxy statement to be filed with the Securities and Exchange Commission and mailed to shareholders in connection with a special shareholder meeting to be called to consider the merger. The transaction is expected to be completed at calendar year end 1998.

                                    - MORE -



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SUIZA FOODS ANNOUNCES ACQUISITION OF BROUGHTON FOODS CO. - PAGE 2 -

     Gregg L. Engles, Suiza's Chairman and Chief Executive Officer, commented:
"The acquisition of Broughton reflects a continuation of Suiza's on-going strategy of growth through consolidating acquisitions in the dairy industry. This transaction will be particularly attractive in the long run, as it not only bolsters our position in several key markets, but extends our leadership in the attractive value-added UHT creamer and cultured dairy product categories as well. We expect to integrate Broughton into our existing regional clusters and national UHT operations throughout 1999. We expect the transaction to be neutral to 1999 earnings as we integrate our respective businesses, and accretive in the year 2000 and thereafter."

     Marshall T. Reynolds, Chairman of the Board of Directors and largest single shareholder of Broughton Foods Company, remarked: "We believe this transaction is a positive for the shareholders of Broughton and for Broughton Foods itself. Suiza is a dynamic and innovative leader in the dairy business and we are excited about the future opportunities this merger will bring."

     Suiza Foods is a Dallas-based company with leading positions in the dairy and consumer goods packaging industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen dairy case products, and consumer goods packaging.

Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "foresees" "projects," "forecasts" or words of similar meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Such risks include among others, (i) risks associated with Suiza Foods' acquistion strategy including the risk that expected cost savings cannot be fully realized, that revenues following the merger are lower than expected, and that costs or difficulties related to integrating the business are greater than expected;
(ii) risks relating to Suiza Foods' leverage position; (iii) risks associated with intense competition in Suiza Foods' industries and (iv) the impact of government regulations affecting the dairy industry. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this press release. Suiza Foods expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.


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